PRICEWATERHOUSECOOPERS PWC


                                                PricewaterhouseCoopers LLP
                                                125 High Street
                                                Boston, MA  02110
                                                Telephone (617) 530-5000
                                                Facsimile (617) 530-5001



             Report of Independent Registered Public Accounting Firm

To the Trustees and the Shareholders of
Nations Separate Account Trust

In planning and performing our audits of the financial statements of Nations Value Portfolio, Nations Marsico 21st Century Portfolio, Nations Marsico Focused Equities Portfolio, Nations Marsico Growth Portfolio, Nations Small Company Portfolio, Nations Marsico MidCap Growth Portfolio, Nations International Value Portfolio, Nations Marsico International Opportunities Portfolio, Nations Asset Allocation Portfolio, Nations High Yield Bond Portfolio (the "Funds") (each a series of Nations Separate Account Trust) as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Nations Separate Account Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2006



77C Matters submitted to a vote of security holders

NATIONS SEPARATE ACCOUNT TRUST
Nations Value Portfolio
Nations Marsico 21st Century Portfolio
Nations Marsico Focused Equities Portfolio
Nations Marsico Growth Portfolio
Nations Small Company Portfolio
Nations Marsico MidCap Growth Portfolio
Nations International Value Portfolio
Nations Marsico International Opportunities Portfolio
Nations Asset Allocation Portfolio
Nations High Yield Bond Portfolio

On March 17, 2005, a Special Meeting of the Shareholders of the Funds was held to approve the following item, as described in the Proxy Statement for the Meeting. The votes cast at the Meeting were as follows:

To elect Trustees:                          For                                 Withheld
------------------------------------- ----------------------------------- -----------------------------------
Edward J. Boudreau, Jr.               58,497,337.877                      1,088,566.768
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
William P. Carmichael                 58,313,881.662                      1,272,022.983
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
William A. Hawkins                    58,501,781.328                      1,084,123.317
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
R. Glenn Hilliard                     58,501,781.328                      1,084,123.317
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Minor M. Shaw                         58,199,864.302                      1,386,040.343
------------------------------------- ----------------------------------- -----------------------------------

                  Shares of beneficial interest being a plurality of the shares represented at the Meeting.


77E Legal Proceedings

NATIONS SEPARATE ACCOUNT TRUST
Nations Value Portfolio
Nations Marsico 21st Century Portfolio
Nations Marsico Focused Equities Portfolio
Nations Marsico Growth Portfolio
Nations Small Company Portfolio
Nations Marsico MidCap Growth Portfolio
Nations International Value Portfolio
Nations Marsico International Opportunities Portfolio
Nations Asset Allocation Portfolio
Nations High Yield Bond Portfolio

On February 9, 2005, Banc of America Capital Management, LLC ("BACAP" now known as Columbia Management Advisors LLC) and BACAP Distributors, LLC ("BACAP Distributors" now known as Columbia Management Distributors, Inc.) entered into an Assurance of Discontinuance with the New York Attorney General (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the U.S. Securities and Exchange Commission (the "SEC") (the "SEC Order"). A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website.

Under the terms of the SEC Order, BACAP and its affiliate, Banc of America Securities, LLC ("BAS") have agreed, among other things, (1) to pay $250 million in disgorgement and $125 million in civil money penalties; (2) to cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; (3) to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices; and (4) to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement also requires, among other things, BACAP along with Columbia Management Advisors, Inc. and Columbia Funds Distributors, Inc., the investment advisor to and distributor of the Columbia Funds, respectively, to reduce Columbia Funds, Nations Funds and other mutual funds management fees collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions. Consistent with the terms of the settlements, the Nations Funds Boards have an independent Chairman, are comprised of at least 75% independent trustees and have engaged a senior officer with a wide range of compliance and oversight responsibilities.

Pursuant to the procedures set forth in the SEC Order, $375 million will be distributed in accordance with a distribution plan developed by the independent distribution consultant and agreed to by the staff of the SEC. The independent distribution consultant has been in consultation with the staff of the SEC, and he has submitted a draft proposed plan of distribution, but has not yet submitted a final proposed plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, including lawsuits brought by shareholders of the affected Nations Funds, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the Nations Funds.

Civil Litigation

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including BACAP and BACAP Distributors (collectively "BAC"), Nations Funds Trust and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases. The Court has not yet ruled on these motions.

On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. Among other contingencies, the settlement is contingent upon a minimum threshold amount being received by the Nations Fund shareholders and/or the Nations Funds mutual funds from the previously established regulatory settlement fund. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for preliminary approval.

Separately, a putative class action (Reinke v. Bank of America, N.A., et al.) was filed against Nations Funds Trust and others on December 16, 2004, in the United States District Court for the Eastern District of Missouri relating to the conversion of common trust funds and the investment of assets held in fiduciary accounts in the Funds. The Court granted Nations Funds Trust's motion to dismiss this action on December 16, 2005. On December 28, 2005, the same plaintiff's attorneys filed another putative class action based on the same facts (Siepel v. Bank of America, N.A., et al.) against Columbia Funds Series Trust (as successor to Nations Funds Trust) and others in the United States District Court for the Eastern District of Missouri. Nations Funds Trust expects to file a motion to dismiss this complaint.

Separately, a putative class action - Mehta v AIG Sun America Life Assurance Company - involving fair value pricing of mutual funds was filed in Illinois State Court, subsequently removed to federal court and then transferred to the United States District Court for the District of Maryland for coordinated or consolidated handling with the Mutual Fund Litigation. AIG SunAmerica Life Assurance Company has made demand upon Nations Separate Account Trust (as successor to Nations Annuity Trust) and BACAP (as successor to Banc of America Advisors, Inc.) for indemnification pursuant to the terms of a Fund Participation Agreement.


77O Transactions effected pursuant to Rule 10f-3

Nations Marsico International Opportunities Portfolio

On September 27, 2005, Nations Marsico International Opportunities Portfolio
(Fund) purchased 60,964 par value of common stock notes of Cemex, SA (Securities) for a total purchase price of $3,188,417.20 from Citigroup pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


Nations Asset Allocation Portfolio

On August 10, 2005, Nations Asset Allocation Portfolio (Fund) purchased 25,000 par value of common stock notes of Credit Suisse First Boston (Securities) for a total purchase price of $24,998 from Credit Suisse pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey

Nations High Yield Bond Portfolio

On July 27, 2005, Nations High Yield Bond Portfolio (Fund) purchased 630,000 par value of common stock notes of Sungard Data Systems Inc. 10.25% 8/15/15 (Securities) for a total purchase price of $630,000 from Deutsche Bank pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On July 27, 2005, Nations High Yield Bond Portfolio (Fund) purchased 455,000 par value of common stock notes of Sungard Data Systems Inc. 9.125% 8/15/13 (Securities) for a total purchase price of $455,000 from Deutsche Bank pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On July 27, 2005, Nations High Yield Bond Portfolio (Fund) purchased 155,000 par value of common stock notes of Sungard Data Systems Inc. FRN 8/15/13 (Securities) for a total purchase price of $155,000 from Deutsche Bank pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey